Exhibit 99.2

UNUM THERAPEUTICS INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2020, and for the year ended December 31, 2019, and the unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 of Unum Therapeutics Inc. (the “Company”) are presented to illustrate the estimated effects of the sale of its assets, rights and interests relating to its Bolt-On Chimeric Receptor (“BOXR”) technology and Autologous Cell Therapy Industrial Automation (“ACTIA”) technology (collectively, the “BOXR Platform”), to SOTIO LLC (“SOTIO”) (the “Transaction”) See “Note 1. Description of the Transaction” below for more information on the Transaction.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K. As a result, the Company prepared the accompanying unaudited pro forma condensed consolidated financial statements in accordance with Article 8 of Regulation S-X. This disposition does not qualify as a discontinued operation as it does not represent a strategic shift that will have a major effect on the Company’s operations or financial results. The following unaudited pro forma condensed consolidated financial statements are based on the historical financial information of the Company adjusted to reflect preliminary estimates and assumptions based on information available at the time of preparation to illustrate how the financial statements of the Company may have appeared had the Transaction occurred at earlier dates. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 is presented for informational purposes only as if the Transaction had occurred on June 30, 2020. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 are presented for informational purposes only as if the Transaction had occurred on January 1, 2019, the beginning of the earliest period presented. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what the Company’s financial position or results of operations would have been had the Transaction been completed as of the dates indicated. In addition, these unaudited pro forma condensed consolidated financial statements do not project the future financial position or operating results of the Company.

These unaudited pro forma condensed consolidated financial statements include pro forma adjustments that are directly attributable to the Transaction, are factually supportable and, with respect to the unaudited pro forma condensed consolidated statement of operations, are expected to have a continuing impact on the financial results of the Company. These unaudited pro forma condensed consolidated financial statements do not include adjustments resulting from the acquisition of Kiq LLC, which occurred on July 6, 2020. The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of the Current Report on Form 8-K to which these unaudited pro forma condensed consolidated financial statements are attached as an exhibit. In addition, the unaudited pro forma condensed consolidated financial statements presented below do not include any cost savings that the Company may achieve as a result of the Transaction. Actual adjustments may differ materially from the information presented.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes as well as the following information:

•

the audited consolidated financial statements and related notes of the Company for the year ended December 31, 2019, which are included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2020; and

•

the unaudited condensed consolidated financial statements and related notes of the Company as of and for the six months ended June 30, 2020, which are included in the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 11, 2020.

UNUM THERAPEUTICS INC.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, except share and per share amounts)

(unaudited)

	As of June 30, 2020
		Pro Forma Adjustments
	Unum Historical	Sale of BOXR Platform		Unum Pro Forma
Assets
Current assets:
Cash and cash equivalents	$21,342	6,375	[a]	$27,717
Accounts receivable	—	—		—
Prepaid expenses and other current assets	2,607	1,725	[a]	4,332

Total current assets	23,949	8,100		32,049
Operating lease, right-of-use asset	4,567	—		4,567
Property and equipment, net	1,284	(753)[a]		531
Restricted cash	1,255	—		1,255

Total assets	$31,055	$7,347		$38,402

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$632	$—		$632
Accrued expenses and other current liabilities	5,627	200	[a]	5,827
Operating lease liability	1,698	—		1,698
Deferred revenue	312	—		312

Total current liabilities	8,269	200		8,469
Operating lease liability, net of current portion	3,545	—		3,545

Total liabilities	11,814	200		12,014

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—		—
Common stock, $0.001 par value; 150,000,000 shares authorized; 31,161,941 shares issued and outstanding at June 30, 2020	32	—		32
Additional paid-in capital	156,588	—		156,588
Accumulated deficit	(137,379)	7,147	[a]	(130,232)

Total stockholders’ equity	19,241	7,147		26,388

Total liabilities and stockholders’ equity	$31,055	$7,347		$38,402

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNUM THERAPEUTICS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Six Months ended June 30, 2020
		Pro Forma Adjustments
		Sale of
	Unum Historical	BOXR Platform	Unum Pro Forma
Collaboration revenue	$7,559	$—	$7,559

Operating expenses:
Research and development	14,627	(650)[b]	13,977
General and administrative	6,476	—	6,476

Total operating expenses	21,103	(650)	20,453

Loss from operations	(13,544)	650	(12,894)

Other income (expense):
Interest income	50		50
Other income, net	7	1,097 [d]	1,104

Total other income (expense), net	57	1,097	1,154

Net loss	(13,487)	1,747	(11,740)

Net loss per common share, basic and diluted	$(0.44)		$(0.38)

Weighted average common shares outstanding, basic and diluted	30,623,350		30,623,350

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNUM THERAPEUTICS INC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

(unaudited)

	Year ended December 31, 2019
		Pro Forma Adjustments
		Sale of
	Unum Historical	BOXR Platform	Unum Pro Forma
Collaboration revenue	$22,499	$—	$22,499

Operating expenses:
Research and development	43,709	(1,676)[c]	42,033
General and administrative	10,968	—	10,968

Total operating expenses	54,677	(1,676)	53,001

Loss from operations	(32,178)	1,676	(30,502)

Other income (expense):
Interest income	267		267
Other income, net	78	2,238 [e]	2,316

Total other income (expense), net	345	2,238	2,583

Net loss	(31,833)	3,914	(27,919)

Net loss per common share, basic and diluted	$(1.04)		$(0.92)

Weighted average common shares outstanding, basic and diluted	30,480,330		30,480,330

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

UNUM THERAPEUTICS INC.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

(unaudited)

1. Description of the Transaction

On August 28, 2020, Unum Therapeutics Inc. (“Unum” or “the Company”) completed the sale of assets, rights and interests relating to its Bolt-On Chimeric Receptor (“BOXR”) technology and Autologous Cell Therapy Industrial Automation (“ACTIA”) technology (collectively, the “BOXR Platform”), to SOTIO LLC (“SOTIO”) Under the terms of the agreement, SOTIO made an upfront payment of $8.1 million for the BOXR technology ($1.725 million of which was placed in escrow for 90 days) and will assume development of Unum’s lead candidate, BOXR1030. In addition, Unum will be eligible to receive milestone payments of up to $3.4 million upon the issuance of specified patent claims. The sale of the BOXR Platform to SOTIO will enable it to further advance its goal to develop the next generation of potent immunotherapies for patients with cancer. Unum will retain its antibody coupled T cell receptor (ACTR) technology and continues to explore strategic opportunities for the technology and assets.

In connection with the acquisition of Kiq LLC in July 2020, a non-transferrable contingent value right (a “CVR”) was distributed to Unum stockholders of record as of the close of business on July 6, 2020, and prior to the issuance of any shares to Kiq or the PIPE investors. Holders of the CVR will be entitled to receive certain stock and/or cash payments from proceeds received by Unum, if any, related to the disposition of its legacy cell therapy assets, including the BOXR platform, for a period of three years following the closing of the transaction. Following the closing of the BOXR transaction, payment of net proceeds from the transaction in the form of Unum common shares will be distributed to the CVR holders.

Also on August 28, 2020, the Company and PPF OFF 200 CambridgePark Drive LLC entered into an amendment to the lease for the 33,477 square feet comprising the Company’s headquarters space located at 200 Cambridgepark Drive in Cambridge, Massachusetts. Concurrently, the Company entered into a Sublease Agreement with SOTIO for approximately 68.6% of the leased space.

2. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements included herein were prepared in accordance with Article 8 of Regulation S-X and are based on historical financial information of the Company. Pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are estimates of items directly attributable to the Transaction and are factually supportable. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted from this report, as is permitted by such rules and regulations.

The accompanying unaudited pro forma condensed consolidated financial statements are based on the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 26, 2020, and the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2020 filed with the SEC on August 11, 2020. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 gives effect to the Transaction as if it had occurred on June 30, 2020. The pro forma adjustments related to the sale of BOXR include payments placed in escrow because such proceeds are considered probable of being received. The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 give effect to the Transaction as if it had occurred on January 1, 2019, the beginning of the earliest period presented.

3. Asset Disposed in Connection with the BOXR Platform Transaction

The following table summarizes the carrying value of the assets disposed in connection with the sale of BOXR:

June 30, 2020
Property and equipment, net	$753

Total assets disposed	$753

The BOXR intellectual property sold had a carrying value of zero in the consolidated financial statements.

4. Pro Forma Adjustments

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 and the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 include the following adjustments:

(a) Sale of BOXR – Includes adjustments of $8.1 million in cash proceeds from SOTIO, consisting of $6.4 million received upfront and $1.7 million placed into an escrow account for 90 days for general representations and warranties. The milestone payments of $3.4 million have been excluded from the proceeds and may be received upon the issuance of specified patents. These adjustments also include the elimination of the carrying value of the BOXR assets of $0.8 million as of June 30, 2020 and the accrual of certain transaction expenses known at the time of closing of $0.2 million. The cumulative adjustments resulted in an adjustment to accumulated deficit of $7.1 million.

(b) Research and development – Represents the elimination of external expenses associated with BOXR ($0.3 million) and depreciation expense ($0.4 million) for the six months ended June 30, 2020.

(c) Research and development – Represents the elimination of external expenses associated with BOXR ($0.8 million) and depreciation expense ($0.9 million) for the year ended December 31, 2019.

(d) Other income (net) – Represents the estimated sublease income for the six months ended June 30, 2020.

(e) Other income (net) – Represents the estimated sublease income for the year ended December 31, 2019.